                                                                     Exhibit 4.1

                            LNR PROPERTY CORPORATION

                                    as Issuer

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                   as Trustee

                                    INDENTURE

                          Dated as of October 29, 2003

               7.25% SENIOR SUBORDINATED NOTES DUE 2013, SERIES A

               7.25% SENIOR SUBORDINATED NOTES DUE 2013, SERIES B

                              CROSS REFERENCE TABLE

TIA Section                                                                   Indenture Section
-----------                                                                   -----------------
310(a)(1).................................................................        7.10
      (a)(2)..............................................................        7.10
      (a)(3)..............................................................        N.A.
      (a)(4)..............................................................        N.A.
      (a)(5)..............................................................        7.10
      (b).................................................................        7.8; 7.10; 11.2
      (c).................................................................        N.A.
311(a)....................................................................        7.11
      ((b)................................................................        7.11
      (c).................................................................        N.A.
312(a)....................................................................        2.5
      (b).................................................................        11.3
      (c).................................................................        11.3
313(a)....................................................................        7.6
      (b)(1)..............................................................        N.A.
      (b)(2)..............................................................        7.6
      (c).................................................................        7.6; 11.2
      (d).................................................................        7.6
314(a)....................................................................        4.6; 4.8; 11.2
      (b).................................................................        N.A.
      (c)(1)..............................................................        7.2; 11.4
      (c)(2)..............................................................        7.2; 11.4
      (c)(3)..............................................................        N.A.
      (d).................................................................        N.A.
      (e).................................................................        11.5
      (f).................................................................        N.A.
315(a)....................................................................        7.1(b)
      (b).................................................................        7.5; 11.2
      (c).................................................................        7.1(a)
      (d).................................................................        6.5; 7.1(c)
      (e).................................................................        6.11
316(last sentence)........................................................        2.9
      (a)(1)(A)...........................................................        6.5
      (a)(1)(B)...........................................................        6.4
      (a)(2)..............................................................        N.A.
      (b).................................................................        6.7
      (c).................................................................        9.4
317(a)(1).................................................................        6.8
      (a)(2)..............................................................        6.9
      (b).................................................................        2.4
318(a)....................................................................        11.1
      (c).................................................................        11.1


-------------------
N.A. means Not Applicable.

Note: This cross-reference table shall not, for any purpose, be deemed to be a part of the Indenture.

                                      (i)

                                TABLE OF CONTENTS

                       ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.       Definitions...........................................................................    1

SECTION 1.2.       Incorporation by Reference of TIA.....................................................   19

SECTION 1.3.       Rules of Construction.................................................................   20


                       ARTICLE II. THE NOTES

SECTION 2.1.       Form and Dating.......................................................................   20

SECTION 2.2.       Execution and Authentication; Aggregate Principal Amount..............................   21

SECTION 2.3.       Registrar and Paying Agent............................................................   22

SECTION 2.4.       Paying Agent to Hold Assets in Trust..................................................   22

SECTION 2.5.       Holder Lists..........................................................................   22

SECTION 2.6.       Transfer and Exchange.................................................................   23

SECTION 2.7.       Replacement Notes.....................................................................   23

SECTION 2.8.       Outstanding Notes.....................................................................   24

SECTION 2.9.       Treasury Notes........................................................................   24

SECTION 2.10.      Temporary Notes.......................................................................   24

SECTION 2.11.      Cancellation..........................................................................   24

SECTION 2.12.      Defaulted Interest....................................................................   25

SECTION 2.13.      CUSIP Number..........................................................................   25

SECTION 2.14.      Deposit of Monies.....................................................................   26

SECTION 2.15.      Restrictive Legends...................................................................   26

SECTION 2.16.      Book-Entry Provisions for Global Security.............................................   26

SECTION 2.17.      Special Transfer Provisions...........................................................   27

SECTION 2.18.      Additional Interest Under Registration Rights Agreement...............................   30


                                      (ii)

                       ARTICLE III. REDEMPTION

SECTION 3.1.       Notices to Trustee....................................................................   30

SECTION 3.2.       Selection of Notes To Be Redeemed.....................................................   30

SECTION 3.3.       Optional Redemption...................................................................   31

SECTION 3.4.       Notice of Redemption..................................................................   31

SECTION 3.5.       Effect of Notice Defect...............................................................   32

SECTION 3.6.       Deposit of Redemption Price...........................................................   32

SECTION 3.7.       Notes Redeemed in Part................................................................   33


                      ARTICLE IV. COVENANTS

SECTION 4.1.       Payment of Notes......................................................................   33

SECTION 4.2.       Maintenance of Office or Agency.......................................................   33

SECTION 4.3.       Corporate Existence...................................................................   33

SECTION 4.4.       Payment of Taxes and Other Claims.....................................................   34

SECTION 4.5.       Maintenance of Properties and Insurance...............................................   34

SECTION 4.6.       Compliance Certificate; Notice of Default.............................................   34

SECTION 4.7.       Compliance with Laws..................................................................   35

SECTION 4.8.       Commission Reports....................................................................   35

SECTION 4.9.       Waiver of Stay, Extension or Usury Laws...............................................   36

SECTION 4.10.      Limitation on Restricted Payments.....................................................   36

SECTION 4.11.      Limitation on Transactions with Affiliates............................................   38

SECTION 4.12.      Limitation on Incurrence of Additional Indebtedness...................................   40

SECTION 4.13.      Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries..........   41

SECTION 4.14.      Change of Control.....................................................................   42

SECTION 4.15.      Limitation on Preferred Stock of Subsidiaries.........................................   43

SECTION 4.16.      Limitation on Liens and Guarantees....................................................   43

SECTION 4.17.      Conduct of Business...................................................................   44

                                     (iii)

SECTION 4.18.      Prohibition on Incurrence of Senior Subordinated Debt.................................   44


                       ARTICLE V. SUCCESSOR CORPORATION

SECTION 5.1.       Merger, Consolidation and Sale of Assets..............................................   44

SECTION 5.2.       Successor Corporation Substituted.....................................................   45


                       ARTICLE VI. REMEDIES

SECTION 6.1.       Events of Default.....................................................................   46

SECTION 6.2.       Acceleration..........................................................................   47

SECTION 6.3.       Other Remedies........................................................................   48

SECTION 6.4.       Waiver of Past Defaults...............................................................   48

SECTION 6.5.       Control by Majority...................................................................   48

SECTION 6.6.       Limitation on Suits...................................................................   49

SECTION 6.7.       Right of Holders To Receive Payment...................................................   49

SECTION 6.8.       Collection Suit by Trustee............................................................   49

SECTION 6.9.       Trustee May File Proofs of Claim......................................................   49

SECTION 6.10.      Priorities............................................................................   50

SECTION 6.11.      Undertaking for Costs.................................................................   50

SECTION 6.12.      Restoration of Rights and Remedies....................................................   51


                       ARTICLE VII. TRUSTEE

SECTION 7.1.       Duties of Trustee.....................................................................   51

SECTION 7.2.       Rights of Trustee.....................................................................   52

SECTION 7.3.       Individual Rights of Trustee..........................................................   53

SECTION 7.4.       Trustee's Disclaimer..................................................................   53

SECTION 7.5.       Notice of Default.....................................................................   53

SECTION 7.6.       Reports by Trustee to Holders.........................................................   54

SECTION 7.7.       Compensation and Indemnity............................................................   54

                                      (iv)

SECTION 7.8.       Replacement of Trustee................................................................   55

SECTION 7.9.       Successor Trustee by Merger, Etc......................................................   56

SECTION 7.10.      Eligibility; Disqualification.........................................................   56

SECTION 7.11.      Preferential Collection of Claims Against LNR.........................................   56


                       ARTICLE VIII. DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.       Termination of Obligations............................................................   56

SECTION 8.2.       Application of Trust Money............................................................   59

SECTION 8.3.       Repayment.............................................................................   59

SECTION 8.4.       Reinstatement.........................................................................   59

SECTION 8.5.       Acknowledgment of Discharge by Trustee................................................   60


                       ARTICLE IX. MODIFICATION OF THE INDENTURE

SECTION 9.1.       Without Consent of Holders............................................................   60

SECTION 9.2.       With Consent of Holders...............................................................   60

SECTION 9.3.       Compliance with TIA...................................................................   61

SECTION 9.4.       Revocation and Effect of Consents.....................................................   61

SECTION 9.5.       Notation on or Exchange of Notes......................................................   62

SECTION 9.6.       Trustee To Sign Amendments, Etc.......................................................   62


                       ARTICLE X. SUBORDINATION

SECTION 10.1.      Notes Subordinated to Senior Indebtedness.............................................   62

SECTION 10.2.      Suspension of Payment When Senior Indebtedness is in Default..........................   63

SECTION 10.3.      Notes Subordinated to Prior Payment of All Senior Indebtedness
                   on Dissolution, Liquidation or Reorganization. .......................................   64

SECTION 10.4.      Holders To Be Subrogated to Rights of Holders of Senior Indebtedness..................   65

SECTION 10.5.      Obligations of LNR Unconditional......................................................   65

                                      (v)

SECTION 10.6.      Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice...............   66

SECTION 10.7.      Application by Trustee of Assets Deposited with It....................................   67

SECTION 10.8.      No Waiver of Subordination Provisions.................................................   67

SECTION 10.9.      Holders Authorize Trustee To Effectuate Subordination of Notes........................   67

SECTION 10.10.     Right of Trustee To Hold Senior Indebtedness..........................................   68

SECTION 10.11.     Subordination Not To Prevent Events of Default........................................   68

SECTION 10.12.     No Fiduciary Duty of Trustee to Holders of Senior Indebtedness........................   68


                       ARTICLE XI. MISCELLANEOUS

SECTION 11.1.      TIA Controls..........................................................................   69

SECTION 11.2.      Notices...............................................................................   69

SECTION 11.3.      Communications by Holders with Other Holders..........................................   70

SECTION 11.4.      Certificate and Opinion as to Conditions Precedent....................................   70

SECTION 11.5.      Statements Required in Certificate or Opinion.........................................   70

SECTION 11.6.      Rules by Trustee, Paying Agent, Registrar.............................................   71

SECTION 11.7.      Legal Holidays........................................................................   71

SECTION 11.8.      Governing Law.........................................................................   71

SECTION 11.9.      No Adverse Interpretation of Other Agreements.........................................   71

SECTION 11.10.     No Personal Liability.................................................................   71

SECTION 11.11.     Successors............................................................................   71

SECTION 11.12.     Duplicate Originals...................................................................   71

SECTION 11.13.     Severability..........................................................................   72

                                      (iv)

         INDENTURE, dated as of October 29, 2003, between LNR PROPERTY CORPORATION, a Delaware corporation ("LNR"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "TRUSTEE").

         LNR has duly authorized the creation of an issue of its 7.25% Senior Subordinated Notes due 2013, Series A, and its 7.25% Senior Subordinated Notes due 2013, Series B, to be issued in exchange for the 7.25% Senior Subordinated Notes due 2013, Series A, pursuant to the Registration Rights Agreement (as defined herein) and, to provide therefor, LNR has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by LNR, and authenticated and delivered hereunder, the valid obligations of LNR, and to make this Indenture a valid and binding agreement of LNR, have been done.

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined) of LNR's 7.25% Senior Subordinated Notes due 2013, Series A and Series B.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of LNR or at the time it merges or consolidates with or into LNR or any of its Subsidiaries or assumed by LNR or any of its Subsidiaries in connection with the acquisition of assets from such Person, and in each case not incurred by such Person or any of its Subsidiaries in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of LNR or such acquisition, merger or consolidation.

         "ADDITIONAL PARTNERSHIP TRANSACTIONS" means transactions entered into in accordance with LNR's By-Laws as in effect on the Issue Date with an entity other than Lennar Land Partners, Lennar Land Partners II or NWHL Investment LLC that is equally owned by LNR and Lennar Corporation (both economically and by voting control) and has been organized and is then existing (i) for the primary purpose of acquiring, holding or disposing of land that may be purchased by LNR or any of LNR's Subsidiaries and/or Lennar Corporation or any of its Subsidiaries; and (ii) on terms substantially the same as those contained in the partnership agreement of either Land Partnership (including provisions in such partnership agreement regarding transactions with LNR), as in effect on the Issue Date.

         "ADJUSTED CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum of Consolidated EBITDA PLUS any non-refundable housing tax credits used by such Person and its Consolidated Subsidiaries to reduce the amount of income taxes that would have been otherwise been payable by such Person and its Consolidated Subsidiaries for such period.

         "ADDITIONAL INTEREST" shall have the meaning set forth in the Registration Rights Agreement.

         "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "AFFILIATE TRANSACTION" has the meaning provided in SECTION 4.11.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "AGENT MEMBERS" has the meaning provided in SECTION 2.16.

         "ASSET ACQUISITION" means (a) an Investment by LNR or any Subsidiary of LNR in any other Person pursuant to which such Person shall become a Subsidiary of LNR, or shall be merged or consolidated with or into LNR or any Subsidiary of LNR, or (b) the acquisition by LNR or any Subsidiary of LNR of the assets of any Person (other than a Subsidiary of LNR) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by LNR or any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than LNR or a Wholly Owned Subsidiary of LNR of (a) any Capital Stock of any Subsidiary of LNR, or (b) any other property or assets of LNR or any Subsidiary of LNR other than in the ordinary course of business (treating the sales of commercial and multi-family residential real estate as being in the ordinary course of business).

         "AUTHENTICATING AGENT" has the meaning provided in SECTION 2.2.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "BASE DATE" means March 24, 1998.

         "BASE DATE INDENTURE" means the Indenture, dated as of March 24, 1998, between LNR and U.S. Bank Trust National Association (formerly named First Trust of New York, National Association).

         "BLOCKAGE PERIOD" has the meaning provided in SECTION 10.2.

         "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

         (i) any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than LNR, any Subsidiary of LNR, any employee benefit plan of LNR or any Subsidiary of LNR, or a Permitted Holder is or becomes the "beneficial owner" (determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor person, except that a person shall be deemed to have "beneficial ownership" of all shares of Capital Stock of LNR that the person has the right to acquire, whether exercisable immediately or only after the passage of time), directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving LNR), of shares of the Capital Stock of LNR entitling such person to exercise in excess of 50% of the total voting power of all shares of the Capital Stock of LNR entitled to vote generally in the election of directors;

         (ii) LNR consolidates with, or merges into, any other Person, any Person consolidates with, or merges into LNR, or LNR sells or transfers its assets, as an entirety or substantially as an entirety, to another Person, other than:

                  (a) any such merger pursuant to which the holders of the Capital Stock of LNR entitled to vote generally in the election of directors, immediately prior to such transaction, have, directly or indirectly, shares of Capital Stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of Capital Stock of the continuing or surviving corporation or its parent entitled to vote generally in the election of directors; and

                  (b) any merger which is effected solely to change the jurisdiction of incorporation of LNR and results in a reclassification, conversion or exchange of outstanding shares of Capital Stock of LNR entitled to vote generally in the election of directors solely into shares of Capital Stock carrying substantially the same relative rights as such Capital Stock of LNR; or

         (iii) a change in the Board of Directors of LNR in which the individuals who constituted the Board of Directors of LNR at the beginning of the two-year period immediately preceding such change (together with any other director whose election to the Board of Directors of LNR or whose nomination for election by the stockholders of LNR was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "CHANGE OF CONTROL OFFER" has the meaning provided in SECTION 4.14.

         "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in SECTION 4.14.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.


         "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Adjusted Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

         (i) the incurrence or repayment or Refinancing of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment or Refinancing of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or Refinancing as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

         (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Base Date) (PROVIDED that such Consolidated EBITDA shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction

Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. Finally, in calculating the "Consolidated Fixed Charge Coverage Ratio", Indebtedness that has been the subject of a legal defeasance or covenant defeasance shall be disregarded after such defeasance becomes effective.

         "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, PLUS
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations , but not including the net costs under Interest Swap Obligations incurred in transactions entered into for the purpose of hedging against changes in the value of assets of the Person or its Subsidiaries, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and
(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus amortization or write off of deferred financing costs.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom:

         (1) gains (and losses) on an after-tax effected basis from Asset Sales or abandonments or reserves relating thereto,

         (2) items classified as extraordinary or nonrecurring gains or losses on an after tax-effected basis,

         (3) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person,

         (4) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, law, order, statute, rule or governmental regulation, or for any other reason whatsoever,

         (5) the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except:

                  (A) to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person (other than a Subsidiary described in clause (4) above), by such other Person or

                  (B) that the referent Person's share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded,

         (6) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Base Date,

         (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under provisions of Statement of Financial Accounting Standards No. 144 and

         (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED NET WORTH" means, with respect to any Person, the consolidated stockholders' equity of such Person as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Net Worth, determined on a consolidated basis in accordance with GAAP, LESS (without duplication) amounts attributable to (i) Disqualified Capital Stock of such Person and (ii) interests in such Person's Consolidated Subsidiaries not owned, directly or indirectly by such Person.

         "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person for any period, the aggregate depreciation, amortization, and other non-cash charges of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

         "CONSOLIDATED SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person, the financial statements of which subsidiary are consolidated with the financial statements of such Person in accordance with GAAP.

         "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 100 Wall Street, Suite 1600, New York, New York 10005.

         "COVENANT DEFEASANCE" has the meaning provided in SECTION 8.1.

         "CREDIT AGREEMENT" means the Third Amended and Restated Revolving Credit Agreement, dated as of November 27, 2002, among LNR and certain Subsidiaries of LNR, the lenders named therein and Bank of America, N.A., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED, HOWEVER, that such increase in borrowings is permitted by SECTION 4.12 other than as Permitted Indebtedness) or adding Subsidiaries of LNR as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect LNR or any Subsidiary of LNR against fluctuations in currency values. "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "DEFEASANCE PAYMENT" means any distribution from any defeasance trust described under SECTION 8.1.

         "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

         "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by LNR.

         "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than as a result of a Change of Control) on or prior to the final maturity of the Notes.

         "EVENT OF DEFAULT" has the meaning provided in SECTION 6.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "EXCHANGE NOTES" means the 7.25% Senior Subordinated Notes due 2013, Series B to be issued in exchange for the Initial Notes pursuant to (i) the Registration Rights Agreement, or (ii) with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to SECTION 2.2 and
SECTION 4.12, a registration rights agreement substantially identical to the Registration Rights Agreement.

         "EXCHANGE OFFER" has the meaning provided in the Registration Rights Agreement.

         "EXISTING INDEBTEDNESS" means (i) Indebtedness of LNR under the 10-1/2% Senior Subordinated Notes due 2009, (ii) Indebtedness of LNR and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Base Date or incurred subsequent to the Base Date and on or prior to the Issue Date in compliance with the terms of the Base Date Indenture (other than compliance because it is "Permitted Indebtedness" thereunder), until such amounts are repaid.

         "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of LNR acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of LNR.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date, except that revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of Statement of Financial Accounting Standards No. 144 will be treated as revenues, expenses, gains and losses from continuing operations. For this purpose, Financial Accounting Standards Board Interpretation 46 will apply to entities created after January 31, 2003, but not to entities created before that date.

         "GLOBAL NOTE" has the meaning provided in SECTION 2.1.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); PROVIDED, HOWEVER, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by LNR in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

         "HOLDER" means any holder of Notes.

         "IAI GLOBAL NOTE" means, a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

         "INCUR" has the meaning set forth in SECTION 4.12.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,

         (i) all Obligations of such Person for borrowed money,

         (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

         (iii) all Capitalized Lease Obligations of such Person,

         (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business),

         (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

         (vi) guarantees and other contingent obligations in respect of Indebtedness of any other Person that is referred to in clauses (i) through (v) above and clause (viii) below,

         (vii) all Obligations of any other Person of the kinds referred to in clauses (i) through (vi) above and clause (viii) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

         (viii) all Obligations under currency agreements and interest swap agreements of such Person and

         (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the amount of any guarantee or other contingent obligation in respect of Indebtedness of (A) any other Person (other than a Subsidiary of such Person) shall be deemed to be equal to the maximum amount of such Indebtedness, unless the liability is otherwise limited by the terms of such guarantee or other contingent obligation regarding such Indebtedness, in which case, the amount of such guarantee or other obligation shall be deemed to equal the maximum amount of such liability and (B) any Subsidiary of such Person, at the option of such Person, shall be deemed to be either the amount determined pursuant to clause (A) or the actual outstanding amount of such Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in LNR or any Subsidiary thereof and (ii) which, in the judgment of the Board of Directors of LNR, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INITIAL NOTES" means, collectively, (i) the 7.25% Senior Subordinated Notes due 2013, Series A, of LNR issued on the Issue Date and (ii) any other 7.25% Senior Subordinated Notes due 2013, Series A that are issued under this Indenture, subsequent to the Issue Date, pursuant to SECTION 2.2 AND SECTION 4.12, in each case for so long as each such securities constitute Restricted Securities.

         "INITIAL PURCHASERS" means Deutsche Bank Securities, Inc., Citigroup Capital Markets, Inc., Banc of America Securities LLC and Fleet Securities, Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTEREST" means, when used with respect to any Note, the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to SECTION 2.12 and any Additional Interest pursuant to the applicable Registration Rights Agreement.

         "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

         "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.


         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by LNR and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of LNR or such Subsidiary, as the case may be.

         "ISSUE DATE" means October 29, 2003.

         "LAND PARTNERSHIP" means (1) Lennar Land Partners, a Delaware general partnership, (2) Lennar Land Partners II, a Delaware general partnership, (3) NWHL Investment LLC, a Delaware limited liability company, and (4) any entity jointly owned by Lennar Corporation and LNR that owns or succeeds to Lennar Land Partners, Lenar Land Partners II, and NWHL Investment LLC.

         "LEGAL DEFEASANCE" has the meaning set forth in SECTION 8.1.

         "LEGAL HOLIDAY" has the meaning provided in SECTION 11.7.

         "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LNR" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

         "MATURITY DATE" means October 15, 2013.

         "MORTGAGE SUBSIDIARY" means a Wholly Owned Subsidiary of LNR to be formed after the Base Date solely for the purpose of engaging in the mortgage banking business and incidental activities directly related thereto.

         "NON-RECOURSE INDEBTEDNESS" means any Indebtedness of LNR or any of its Subsidiaries that is (i) (A) specifically advanced to finance the acquisition of investment assets and (B) secured only by the assets to which such Indebtedness relates without recourse to LNR or any of its Subsidiaries, (ii) advanced to a Subsidiary of LNR or group of Subsidiaries of LNR formed for the sole purpose of acquiring or holding investment assets (A) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against the assets of, LNR or any other Subsidiary of LNR, and (B) upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be or (iii) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to LNR or any of its Subsidiaries.

         "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

         "NOTES" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

         "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of LNR and otherwise complying with the requirements of SECTION 11.4 AND 11.5.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of SECTIONS
11.4 AND 11.5, as they relate to the giving of an Opinion of Counsel.

         "PAYING AGENT" has the meaning provided in SECTION 2.3.

         "PERMITTED AFFILIATE TRANSACTIONS" has the meaning provided in SECTION 4.11(B).

         "PERMITTED HOLDER" means any person who, at the Issue Date, is a holder of the Class B common stock of LNR and any permitted transferee of the Class B common stock of LNR under the terms of the Certificate of Incorporation of LNR as it exists on October 15, 2003.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

                  (1) Indebtedness under the Notes in an aggregate principal amount not in excess of $300,000,000;

                  (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate outstanding principal amount at any time not to exceed $220,000,000;

                  (3) Interest Swap Obligations of LNR covering Indebtedness of LNR or any of its Subsidiaries; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect LNR and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (4) Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of LNR or its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (5) Indebtedness of a Subsidiary to LNR or to a Wholly Owned Subsidiary of LNR for so long as such Indebtedness is held by LNR or a Wholly Owned Subsidiary of LNR, in each case subject to no Liens held by any Person other than LNR or a Wholly Owned Subsidiary of LNR; PROVIDED, HOWEVER, that if as of any date any Person other than LNR or a Wholly Owned Subsidiary of LNR owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness unless such Indebtedness is otherwise permitted under this Indenture;

                  (6) Indebtedness of LNR to a Wholly Owned Subsidiary of LNR for so long as such Indebtedness is held by a Wholly Owned Subsidiary of LNR, in each case subject to no Lien; PROVIDED, HOWEVER, that (a) any Indebtedness of LNR to any Wholly Owned Subsidiary of LNR is unsecured and subordinated, pursuant to a written agreement, to LNR's obligations under the Indenture and the Notes at least to the same extent that the Notes are subordinated to Senior Indebtedness and (b) if as of any date any Person other than a Wholly Owned Subsidiary of LNR owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by LNR unless such Indebtedness is otherwise permitted under this Indenture;

                  (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within three Business Days of incurrence;

                  (8) Indebtedness of LNR or any of its Subsidiaries represented by letters of credit for the account of LNR or such Subsidiaries, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (9) Existing Indebtedness outstanding on the Issue Date;

                  (10) Non-Recourse Indebtedness of the Mortgage Subsidiary;

                  (11) additional Indebtedness in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

                  (12) Refinancing Indebtedness.

         "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "PHYSICAL NOTES" has the meaning provided in SECTION 2.1.

         "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness determined in accordance with GAAP plus (but without the duplication) the premium, if any, on such Indebtedness.

         "PRIVATE EXCHANGE NOTES" shall have the meaning provided in the Registration Rights Agreement(s).

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Initial Notes in the form set forth in EXHIBIT A.

         "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

         "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of LNR pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A.

         "RECORD DATE" means the Record Dates specified in the Notes.

         "RECOURSE INDEBTEDNESS" means all Indebtedness of LNR and its Subsidiaries other than Non-Recourse Indebtedness.

         "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

            "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed, the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

            "REFERENCE DATE" has the meaning set forth in SECTION 4.10.

            "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "REFINANCING INDEBTEDNESS" means any Refinancing by LNR or any Subsidiary of LNR of Indebtedness incurred in accordance with SECTION 4.12 (other than pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (10), (11) or
(12) of the definition of Permitted Indebtedness), in each case that does not:

            (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by LNR or such Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by this Indenture or

            (2) create Indebtedness with

            (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

            (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

PROVIDED, HOWEVER, that (x) if such Indebtedness being Refinanced is Indebtedness of LNR, then such Refinancing Indebtedness shall be Indebtedness solely of LNR, (y) if such Indebtedness being Refinanced is equal in right of payment with the Notes, then such Refinancing Indebtedness shall be equal in right of payment with or subordinate to the Notes, and (z) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "REGISTRAR" has the meaning provided in SECTION 2.3.

            "REGISTRATION RIGHTS AGREEMENT" means, as applicable, (i) the Registration Rights Agreement dated as of the Issue Date among LNR and the Initial Purchasers or (ii) any registration rights agreement, substantially identical to the Registration Rights Agreement, entered into among LNR and the respective purchasers, on substantially identical terms, relating to any Initial Notes issued pursuant to SECTION 2.2.

            "REGULATION S" means Regulation S under the Securities Act.

            "REGULATION S GLOBAL NOTE" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

            "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED, HOWEVER, that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

            "RESTRICTED PAYMENT" shall have the meaning set forth in SECTION
4.10.

            "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "RULE 144A" means Rule 144A under the Securities Act.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of LNR, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of,

      (1) all monetary obligations (including guarantees thereof) of every nature of LNR under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

      (2) all Interest Swap Obligations (including guarantees thereof) and

      (3) all obligations (including guarantees) under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "SENIOR INDEBTEDNESS" shall not include:

      (1) any Indebtedness of LNR to a Subsidiary of LNR or any Affiliate of LNR or any of such Affiliate's Subsidiaries,

      (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of LNR or of any Subsidiary of LNR (including, without limitation, amounts owed for compensation),

      (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

      (4) Indebtedness represented by Disqualified Capital Stock,

      (5) any liability for federal, state, local or other taxes owed or owing by LNR,

      (6) that portion of any Indebtedness incurred in violation of SECTION
4.12,

      (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code is without recourse to LNR and

      (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of LNR.

            "SENIOR RECOURSE INDEBTEDNESS" means all Senior Indebtedness other than Senior Indebtedness that is Non-Recourse Indebtedness PLUS Subsidiary Unsubordinated Indebtedness of each Subsidiary of LNR (but only to the extent not in excess of the book value of the assets of the issuer thereof) other than Subsidiary Unsubordinated Indebtedness of such Subsidiary that is Non-Recourse Indebtedness.

            "SUBORDINATED INDEBTEDNESS" means all Indebtedness of LNR and its Subsidiaries which expressly provides that such Indebtedness shall be subordinated in right of payment to any other Indebtedness.

            "SUBSIDIARY" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "SUBSIDIARY UNSUBORDINATED INDEBTEDNESS" means all Indebtedness of a Subsidiary of LNR other than Subordinated Indebtedness thereof.

            "SURVIVING ENTITY" shall have the meaning set forth in SECTION 5.1.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in SECTION 9.3.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person (i) of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person (other than directors qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) or (ii) all the outstanding partnership interests are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.2.      INCORPORATION BY REFERENCE OF TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Notes.

            "INDENTURE SECURITY HOLDER" means a Holder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture securities means LNR or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.3.      RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, HOWEVER, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                ARTICLE II.

                                 THE NOTES

SECTION 2.1.      FORM AND DATING.

            The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A hereto, PROVIDED, that any Initial Notes issued in a public offering shall be substantially in the form of EXHIBIT B hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. LNR and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the Notes annexed hereto as EXHIBITS A AND B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, LNR and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in EXHIBIT A (each, a "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, duly executed by LNR and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT
C. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

            Notes issued in exchange for interests in a Global Note pursuant to
SECTION 2.16 may be issued and Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL NOTES").

            All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the Registration Rights Agreement to be complied with by LNR have been so complied with.

SECTION 2.2.      EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT.

            An Officer of LNR (duly authorized by all requisite corporate actions) shall sign and attest to the Notes for LNR by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate all (i) Initial Notes; (ii) Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time upon a written order of LNR in the form of an Officers' Certificate of LNR. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request.

            The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to LNR to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with LNR or with any Affiliate of LNR.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3.      REGISTRAR AND PAYING AGENT.

            LNR shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon LNR in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. LNR may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. LNR may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to SECTION 4.14, neither LNR nor any Affiliate of LNR may act as Paying Agent. If LNR elects to act as its own paying agent, LNR will notify the Trustee of its election and will hold for the benefit of the Holders all assets for the payment of principal of premium, if any, or interest on, the Notes.

            LNR shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. LNR shall notify the Trustee of the name and address of any such Agent. If LNR shall fail to maintain a Registrar or Paying Agent the Trustee shall act as such.

            LNR initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to LNR.

SECTION 2.4.      PAYING AGENT TO HOLD ASSETS IN TRUST.

            LNR shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by LNR or any other obligor on the Notes), and LNR and the Paying Agent shall notify the Trustee of any Default by LNR (or any other obligor on the Notes) in making any such payment. LNR at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.5.      HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, LNR shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and LNR shall otherwise comply with TIA
Section 312(a).

SECTION 2.6.      TRANSFER AND EXCHANGE.

            Subject to SECTIONS 2.16 AND 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to LNR, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, LNR shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but LNR may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to SECTION 2.10, 3.4, 4.14 OR 9.5, in which event LNR shall be responsible for the payment of such taxes or charges).

            The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to ARTICLE III, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.7.      REPLACEMENT NOTES.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, LNR shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or LNR, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of LNR and the Trustee, to protect LNR, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of LNR.

SECTION 2.8.      OUTSTANDING NOTES.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of SECTION 2.9, a Note does not cease to be outstanding because LNR or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to SECTION 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to SECTION 2.7.

            If, on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

SECTION 2.9.      TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by LNR or an Affiliate of LNR shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee has been informed in writing by LNR to be so owned shall be so considered. LNR shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.10.     TEMPORARY NOTES.

            Until definitive Notes are ready for delivery, LNR may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of LNR in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that LNR consider appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, LNR shall prepare and the Trustee shall authenticate, upon receipt of a written order of LNR pursuant to SECTION 2.2, definitive Notes in exchange for temporary Notes.

SECTION 2.11.     CANCELLATION.

            LNR at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of LNR, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation.

Subject to SECTION 2.7, LNR may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If LNR shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.11.

SECTION 2.12.     DEFAULTED INTEREST.

            LNR shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. LNR shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

            If LNR defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by LNR for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. LNR shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "DEFAULT INTEREST PAYMENT DATE"), and at the same time LNR shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; PROVIDED, HOWEVER, that in no event shall LNR deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, LNR shall mail (or cause to be mailed) to each Holder, as of a recent date selected by LNR, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in
SECTION 6.1(I) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, LNR may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

SECTION 2.13.     CUSIP NUMBER.

            In issuing the Notes, LNR may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. LNR shall promptly notify the Trustee of any change in the CUSIP number.

            In the event that LNR shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to
SECTION 2.2, LNR shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time and provides written notice to the Trustee to such effect; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of LNR in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax or securities laws purposes, LNR shall use its reasonable efforts to obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding and cause such opinion to be delivered to the Trustee. Notwithstanding the foregoing or any other provision herein to the contrary, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

SECTION 2.14.     DEPOSIT OF MONIES.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date or Change of Control Payment Date, LNR shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date or Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity Date, Redemption Date or Change of Control Payment Date, as the case may be.

SECTION 2.15.     RESTRICTIVE LEGENDS.

            Each Global Note and Physical Note that constitutes a Restricted Security shall bear the Private Placement Legend on the face thereof until after the second anniversary of the later of the Issue Date (or in the case of any Initial Notes issued after the Issue Date, two years after the date of initial issuance thereof) and the last date on which LNR or any Affiliate of LNR was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for LNR, unless otherwise agreed by LNR and the Holder thereof).

            Each Global Note shall also bear the legend as set forth in EXHIBIT
C.

SECTION 2.16.     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

            (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the legend as set forth in EXHIBIT C.

            Members of, or participants in, the Depositary ("AGENT Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by LNR, the Trustee and any Agent of LNR or the Trustee as the absolute owner of such

Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent LNR, the Trustee or any Agent of LNR or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of SECTION 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies LNR that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by LNR within 90 days of such notice or
(ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to Section 2.16(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and LNR shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to SECTION 2.16(B), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and LNR shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to SECTION 2.16(B) OR (C) shall, except as otherwise provided by SECTION 2.17(A)(I)(X) AND (C), bear the Private Placement Legend.

            (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.     SPECIAL TRANSFER PROVISIONS.

            (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (PROVIDED,

      HOWEVER, that neither LNR nor any Affiliate of LNR has held any beneficial interest in such Note, or portion thereof, or predecessor security at any time on or prior to the second anniversary of the Issue Date (or in the case of any Initial Notes issued after the Issue Date, two years after the date of initial issuance thereof)) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT E hereto; and

                  (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as to case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and
      (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

            (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer of any Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised LNR and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised LNR and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding LNR as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Notes to be transferred.

            (c) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (d) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither LNR nor any Affiliate of LNR has held any beneficial interest in such Note, or portion thereof, or any predecessor security at any time prior to or on the second anniversary of the Issue Date (or, in the case of any Initial Notes issued after the Issue Date, two years after the date of initial issuance thereof), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to LNR and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.16 or this SECTION 2.17. LNR shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

            (f) TRANSFER OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of LNR within two years after the Issue Date (or in the case of any Initial Notes issued after the Issue Date, two years after the date of initial issuance thereof), as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of LNR (other than by an Affiliate of LNR) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which LNR or any Affiliate of LNR was an owner of such Note, in each case, bear the Private Placement Legend, unless otherwise agreed by LNR (with written notice thereof to the Trustee).

            (g) NOTICE OF AFFILIATE PURCHASES. In connection with the purchase or sale of any Note or any beneficial interest therein by LNR or any Affiliate thereof (other than a sale to the Initial Purchasers pursuant to the Purchase Agreement), LNR shall file with the Trustee and Registrar a written notice identifying the transaction as such for the purposes hereof.

SECTION 2.18.     ADDITIONAL INTEREST UNDER REGISTRATION RIGHTS AGREEMENT.

            Under certain circumstances, LNR shall be obligated to pay Additional Interest to the Holders, all as set forth in SECTION 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.1.      NOTICES TO TRUSTEE.

            If LNR elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

            LNR shall give each notice provided for in this SECTION 3.1 to the Trustee at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee for its administrative convenience, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.2.      SELECTION OF NOTES TO BE REDEEMED.

            In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, by lot, on a PRO RATA basis or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to Depositary procedures), unless such method is otherwise prohibited.

SECTION 3.3.      OPTIONAL REDEMPTION.

            The Notes will be redeemable, at LNR's option, in whole or in part at any time, or from time to time, on or after October 15, 2008, upon not less than 30 nor more than 60 days' notice to the Holders, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:

            Year                                                  Percentage
            ----                                                  ----------
            2008.............................................     103.625%
            2009.............................................     102.417%
            2010.............................................     101.208%
            2011 and thereafter..............................     100.000%


            Notwithstanding the foregoing, at any time, or from time to time, on or prior to October 15, 2006, LNR may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued and sold by LNR at a Redemption Price equal to 107.25% of the principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date; PROVIDED that at least 65% of the aggregate principal amount of the Notes issued and sold by LNR remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, LNR shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

SECTION 3.4.      NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a Redemption Date, LNR shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At LNR's request, the Trustee shall give the notice of redemption in LNR's name and at LNR's expense. LNR shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

            Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the subparagraph of the Notes pursuant to which such redemption is being made;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (6) that, unless LNR defaults in depositing the Redemption Price with the Paying Agent pursuant to Section 3.6, interest on Notes or applicable portions thereof called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

            LNR will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.5.      EFFECT OF NOTICE DEFECT.

            Once notice of redemption is mailed in accordance with SECTION 3.4, such notice of redemption shall be irrevocable and Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the NOTES. Interest shall cease to accrue on or after the Redemption Date unless LNR defaults in payment of the Redemption Price.

SECTION 3.6.      DEPOSIT OF REDEMPTION PRICE.

            On or before the Redemption Date and in accordance with SECTION 2.14, LNR shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to LNR any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to ARTICLE VII.

            Unless LNR fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.7.      NOTES REDEEMED IN PART.

            Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV.

                                    COVENANTS

SECTION 4.1.      PAYMENT OF NOTES.

            (a) LNR shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

            (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than LNR or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

            (c) Notwithstanding anything to the contrary contained in this Indenture, LNR may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from payments hereunder.

SECTION 4.2.      MAINTENANCE OF OFFICE OR AGENCY.

            LNR shall maintain the office or agency required under SECTION 2.3. LNR shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time LNR shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in SECTION 11.2.

SECTION 4.3.      CORPORATE EXISTENCE.

            Except as otherwise permitted by ARTICLE V, LNR shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of LNR and each such Subsidiary; PROVIDED, HOWEVER, that LNR shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of LNR shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of LNR and its Subsidiaries, taken as a whole.

SECTION 4.4.      PAYMENT OF TAXES AND OTHER CLAIMS.

            LNR shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of LNR or any of its Subsidiaries; PROVIDED, HOWEVER, that LNR shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.5.      MAINTENANCE OF PROPERTIES AND INSURANCE.

            (a) LNR shall, and shall cause each of the Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this SECTION 4.5 shall prevent LNR or any of the Subsidiaries of LNR from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of LNR or such Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

            (b) LNR shall provide or cause to be provided, for itself and each of the Subsidiaries of LNR, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of LNR, are adequate and appropriate for the conduct of the business of LNR and its Subsidiaries in a prudent manner, with reputable insurers.

SECTION 4.6.      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

            (a) LNR shall deliver to the Trustee, within 90 days after the end of each of LNR's fiscal years, an Officers' Certificate (PROVIDED, HOWEVER, that one of the signatories to each such Officers' Certificate shall be LNR's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, of LNR's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee of any change in LNR's fiscal year-end.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to SECTION 4.8 shall be accompanied by a written report of LNR's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, LNR shall deliver to the Trustee, at its address set forth in SECTION 11.2, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly upon LNR's becoming aware of such occurrence.

SECTION 4.7.      COMPLIANCE WITH LAWS.

            LNR shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of LNR and its Subsidiaries taken as a whole.

SECTION 4.8.      COMMISSION REPORTS.

            (a) LNR shall file with the Commission all information, documents and reports to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not LNR is subject to such filing requirements so long as the Commission will accept such filings. LNR (at its own expense) shall deliver to the Trustee within 15 days after it files them with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which LNR files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, LNR shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including LNR's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            (b) At LNR's expense, regardless of whether LNR is required to furnish such reports to its stockholders pursuant to the Exchange Act, LNR shall cause an annual report and each quarterly or other financial report to be delivered to the Trustee and the Trustee will mail them to the Holders at their addresses appearing in the registration books of the Registrar.

            (c) LNR shall, upon request, provide to any Holder or any prospective transferee of any such Holder any information concerning LNR (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A.

SECTION 4.9.      WAIVER OF STAY, EXTENSION OR USURY LAWS.

            LNR covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive LNR from paying all or any portion of the Obligations on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) LNR hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.     LIMITATION ON RESTRICTED PAYMENTS.

            LNR shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions made to LNR or any Subsidiary of LNR and, if such Subsidiary is not a Wholly Owned Subsidiary, to such Subsidiary's other stockholders or interest holders on a PRO RATA basis, and other than any dividend or distribution payable solely in Qualified Capital Stock of LNR) on or in respect of shares of LNR's Capital Stock to holders of such Capital Stock;

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of LNR or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of LNR for Qualified Capital Stock of LNR); or

                  (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of LNR or a Subsidiary that is subordinate or junior in right of payment to the Notes or any guarantee thereof

(each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto,

            (i) a Default or an Event of Default shall have occurred and be continuing or

            (ii) LNR is not able to incur at least $1.00 of additional Indebtedness (other than additional Permitted Indebtedness) in compliance with
SECTION 4.12, or

            (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Base Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of LNR) shall exceed the sum of:

                  (A) 50% of the cumulative Consolidated Net Income (or if
            cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of LNR earned during the period beginning on the first day of the fiscal quarter including the Base Date and ending on the last day of the most recent fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); PLUS

                  (B) 100% of the aggregate net cash proceeds received by LNR from the issuance and sale to any Person (other than a Subsidiary of LNR) subsequent to the Base Date and on or prior to the Reference Date of Qualified Capital Stock of LNR, including treasury stock; PLUS

                  (C) without duplication of any amounts included in clause (B)
            above, 100% of the aggregate net cash proceeds of any equity contribution received by LNR from a holder of LNR's Capital Stock subsequent to the Base Date and on or prior to the Reference Date (excluding, in the case of clauses (B) and (C), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); PLUS

                  (D) $75,000,000.

            Notwithstanding the foregoing, the provisions set forth above in
SECTION 4.10 shall not prohibit:

                  (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of such irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of LNR, either (i) solely in exchange for shares of Qualified Capital Stock of LNR or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of LNR) of shares of Qualified Capital Stock of LNR;

                  (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of LNR that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of LNR, or
            (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of LNR) of (A) shares of Qualified Capital Stock of LNR or (B) Refinancing Indebtedness; and

                  (4) if no Default or Event of Default shall have occurred and be continuing, the repurchase of shares of, or options to purchase shares of, Common Stock of LNR from employees, former employees, directors or former directors of LNR pursuant to the terms of the agreements or plans approved by the Board of Directors of LNR under which such individuals purchased or sold, or were granted the option to purchase or sell shares of Common Stock), PROVIDED, HOWEVER, that the aggregate amount of such repurchases or Restricted Payments shall not exceed $250,000 any calendar year.

            In determining the aggregate amount of Restricted Payments made subsequent to the Base Date in accordance with clause (iii) of this SECTION 4.10, amounts expended pursuant to clauses (1), (2)(ii) and (3)(ii)(A) shall be included in such calculation.

            Not later than three Business Days before making any Restricted Payment, LNR shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

SECTION 4.11.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) LNR shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "AFFILIATE TRANSACTION"), other than (x) Permitted Affiliate Transactions and (y) Affiliate Transactions on terms that are no less favorable to LNR or such Subsidiary than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of LNR or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan), other than Permitted Affiliate Transactions, involving aggregate payments or other property with a fair market value in excess of $5.0 million must be approved by the Board of Directors of LNR (or, in the case of transactions with Lennar Corporation, or any of its Subsidiaries, by a committee of the Board of Directors of LNR composed entirely of directors who are not officers or directors of Lennar Corporation, or any of its Subsidiaries,) or the Board of Directors of LNR's Subsidiary, as the case may be. Such Board of Director's approval is to be evidenced by a Board Resolution stating that such Board of Directors (including a majority of the directors who do not have any interest in the Affiliate Transaction) has determined that such transaction complies with the foregoing provisions. In addition, if LNR or any Subsidiary of LNR enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan), other than Permitted Affiliate Transactions, involving aggregate payments or other property with a fair market value in excess of $7.5 million, LNR or such Subsidiary, as the case may be, shall, prior to the consummation of that transaction or transactions, obtain a favorable opinion as to the fairness of such transaction or transactions to LNR or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor, except that a fairness opinion will not be required for Additional Partnership Transactions between LNR or any of LNR's Subsidiaries and Lennar Corporation, or any of its Subsidiaries, that in the aggregate involve payments or other property with a fair market value of $50 million or less during the entire period that Notes are outstanding.

            (b) The restrictions set forth in paragraph (a) of this SECTION 4.11 shall not apply to (each of the following actions set forth in clauses (i), (ii), (iii), (iv) and (v) being referred to as a "PERMITTED AFFILIATE TRANSACTION"):

            (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of LNR or any Subsidiary of LNR as determined in good faith by LNR's Board of Directors or senior management;

            (ii) transactions between or among LNR and any of its Wholly Owned Subsidiaries or between or among such Wholly Owned Subsidiaries PROVIDED such transactions are not otherwise prohibited under this Indenture;

            (iii) any agreement as in effect as of the Base Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Base Date;

            (iv) Restricted Payments permitted by this Indenture; and

            (v) transactions between or among LNR or any Subsidiaries of LNR and a Land Partnership, PROVIDED such transactions are permitted by and are effected in accordance with the terms of the partnership agreement or other similar agreement, of such Land Partnership and the By-laws of LNR, in each case, as in effect on the Issue Date, except that:

                  (1) if at any time when transactions between or among LNR or any of its Subsidiaries and NWHL Investment LLC (and its successors or assigns) are subject to the covenants regarding Affiliate Transactions, under the indenture dated July 2, 2003 relating to LNR's 7.625% Senior Subordinated Notes due 2013, and are not excluded from those covenants as Permitted Affiliate Transactions, those transactions will not be excluded as Permitted Affiliate Transactions from the covenants in the Indenture, and

                  (2) if at any time LNR makes payments to the holders of the 7.625% Senior Subordinated Notes due 2013 to induce them to consent to an amendment, waiver or modification of the indenture relating to the 7.625% Senior Subordinated Notes due 2013 that causes transactions between or among LNR or any of its Subsidiaries and

      NWHL Investment LLC (and its successors or assigns) to be Permitted Affiliate Transactions under that indenture or otherwise not to be subject to the covenants in that indenture regarding Affiliate Transactions, LNR will make to holders of the Notes the same payment per $1,000 principal amount of Notes that LNR makes per $1,000 principal amount of 7.625% Senior Subordinated Notes due 2013 to holders of the 7.625% Senior Subordinated Notes due 2013 who consent to the amendment, waiver or modification.

SECTION 4.12.     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

            LNR shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR"), any Indebtedness (including, without limitation, Acquired Indebtedness and any additional Initial Notes in excess of $300,000,000 aggregate principal amount outstanding) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, LNR and its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness and any such additional Initial Notes in excess of $300,000,000 aggregate principal amount outstanding) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof:

            (i) the Consolidated Fixed Charge Coverage Ratio of LNR is greater than 1.5 to 1.0;

            (ii) the ratio of the aggregate amount of Recourse Indebtedness outstanding on a consolidated basis to the Consolidated Net Worth of LNR is less than 5.0 to 1.0; and

            (iii) the ratio of the aggregate amount of Senior Recourse Indebtedness outstanding on a consolidated basis to the sum of (A) the Consolidated Net Worth of LNR and (B) the aggregate amount of the Subordinated Indebtedness outstanding on a consolidated basis is less than
      2.75 to 1.0 , provided, that such Subordinated Indebtedness included in this calculation is not in excess of the Consolidated Net Worth of LNR.

            No Indebtedness incurred pursuant to the second sentence of this
SECTION 4.12 shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Neither the accrual of interest nor the accretion of original issue discount shall be deemed an incurrence of Indebtedness. Prior to any incurrence of Indebtedness pursuant to the second sentence of this SECTION 4.12 (other than an advance under a committed facility), LNR shall deliver to the Trustee an Officers' Certificate setting forth the calculations by which such incurrence was determined to be permitted. If, during any month, LNR incurs Indebtedness pursuant to the second sentence of this SECTION 4.12 through advances under a committed facility, LNR shall deliver to the Trustee on the last day of such month an Officers' Certificate setting forth the calculations by which each such incurrence was determined to be permitted.

SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

            LNR shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of LNR to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to LNR or any other Subsidiary of LNR; or (c) transfer any of its property or assets to LNR or any other Subsidiary of LNR, except for such encumbrances or restrictions existing under or by reason of:

                  (1) applicable law;

                  (2) this Indenture;

                  (3) the Credit Agreement;

                  (4) nonassignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of LNR;

                  (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (6) agreements existing on the Base Date to the extent and in the manner such agreements were in effect on the Base Date;

                  (7) restrictions on the transfer of assets subject to any Lien permitted under this Indenture to secure Non-Recourse Indebtedness imposed by the holder of such Lien;

                  (8) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

                  (9) any agreement or instrument governing Capital Stock of any Person that is acquired; or

                  (10) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above, PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness incurred to Refinance the Indebtedness are not less favorable to LNR in any material respect as determined by the Board of Directors of LNR in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5) or (6), respectively.

SECTION 4.14.     CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that LNR purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

            (b) Within 30 days following the date upon which a Change of Control occurs, LNR shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee provided at least 5 days prior to such mailing, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

                  (i) that the Change of Control Offer is being made pursuant to this SECTION 4.14, that all Notes tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                  (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

                  (iii) that any Note not tendered will continue to accrue interest;

                  (iv) that, unless LNR defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

                  (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  (viii) the circumstances and relevant facts regarding such Change of Control.

            (c) In connection with any Change of Control, LNR shall within 30 days following any Change of Control, (i) obtain the consents under the Credit Agreement and all other Senior Indebtedness required to permit the repurchase of the Notes pursuant to a Change of Control Offer or (ii) repay in full all Indebtedness, and terminate all commitments, under the Credit Agreement and all other Senior Indebtedness the terms of which would prohibit the purchase of the Notes pursuant to a Change of Control Offer.

            (d) On or before the Change of Control Payment Date, LNR shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with SECTION
2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by LNR. Upon receipt by the Paying Agent of the monies specified in clause (ii) of the next preceding sentence and a copy of the Officers' Certificate specified in clause (iii) of such sentence, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. For purposes of this SECTION 4.14, the Trustee shall act as the Paying Agent.

            (e) Neither the Board of Directors of LNR nor the Trustee may waive the provisions of this SECTION 4.14 relating to LNR's obligation to repurchase Notes upon a Change of Control.

            (f) LNR will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this SECTION 4.14, LNR shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this SECTION 4.14 by virtue thereof.

            (g) Notwithstanding anything herein to the contrary, LNR shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements of this SECTION 4.14 applicable to a Change of Control Offer made by LNR and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.     LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

            LNR shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to LNR or to a Wholly Owned Subsidiary of LNR) or permit any Person (other than LNR or a Wholly Owned Subsidiary of LNR) to own any Preferred Stock of any Subsidiary of LNR.

SECTION 4.16.     LIMITATION ON LIENS AND GUARANTEES.

            LNR shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens securing Indebtedness of

LNR that is expressly subordinate or junior in right of payment to the Notes or is PARI PASSU in right of payment to Notes against or upon any property or assets of LNR or any of its Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date), or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, or grant any guarantees of any such Indebtedness, unless (i) in the case of Liens securing Indebtedness of LNR that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, (ii) in case of guarantees of Indebtedness of LNR that is expressly subordinate or junior in right of payment to the Notes, the Notes are subject to a guarantee from the same guarantor or guarantors that is senior in priority to such guarantees and (iii) in all other cases, the Notes are equally and ratably secured or guaranteed as applicable.

            For purposes of clarification, (i) any Lien against property, assets, proceeds or rights to receive income or profits securing Indebtedness which has been guaranteed will be considered to be a Lien securing the Indebtedness and not a Lien securing the guarantee and (ii) the legal or covenant defeasance of any Indebtedness of LNR that is expressly subordinated or junior in right of payment or is equal in right of payment to the Notes shall not be deemed to involve a Lien securing such Indebtedness so long as such defeasance is not prohibited under the terms of SECTION 4.10.

SECTION 4.17.     CONDUCT OF BUSINESS.

            LNR shall, and shall cause its Subsidiaries to, engage primarily in the businesses of acquiring, developing, selling, owning, managing, operating, leasing, credit enhancing and insuring commercial and multi-family residential real estate, real estate related lending, acquiring, owning, servicing and collecting real estate related loans and other underperforming debt securities, investing in real estate related securities and securities of companies engaged primarily in real estate related activities, and other activities related to or arising out of any of those activities.

SECTION 4.18.     PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT.

            LNR shall not incur or suffer to exist Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is senior in right of payment to the Notes and expressly subordinate in right of payment to any other Indebtedness of LNR.

                                   ARTICLE V.

                              SUCCESSOR CORPORATION

SECTION 5.1.      MERGER, CONSOLIDATION AND SALE OF ASSETS.

            (a) LNR shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of LNR's assets (determined on a consolidated basis for LNR and its Subsidiaries) unless: (i) either (1) LNR shall be the surviving or continuing corporation or
(2) the Person (if other than LNR) formed by such consolidation or into which LNR is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of LNR and its Subsidiaries substantially as an entirety (the "SURVIVING

ENTITY") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of LNR to be performed or observed, as the case may be; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), LNR or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of LNR immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than additional Permitted Indebtedness) pursuant to SECTION 4.12; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) LNR or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of LNR, the Capital Stock of which constitutes all or substantially all of the properties and assets of LNR shall be deemed to be the transfer of all or substantially all of the properties and assets of LNR.

SECTION 5.2.      SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of LNR in accordance with SECTION 5.1, the successor Person formed by such consolidation or into which LNR is merged or to which such conveyance, lease or transfer is made shall (upon the required assumption described in SECTION 5.1) succeed to, and be substituted for, and may exercise every right and power of, LNR under this Indenture and the Notes with the same effect as if such successor had been named as LNR herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

                                   ARTICLE VI.

                                    REMEDIES

SECTION 6.1.      EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" means any of the following events:

                  (i) the failure to pay interest (including Additional Interest, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such failure shall be due to compliance with ARTICLE X of this Indenture or agreements with respect to any other Indebtedness or any other reason;

                  (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a Change of Control Offer or make a payment to purchase Notes tendered pursuant to a Change of Control Offer), whether or not such failure shall be due to compliance with ARTICLE X of this Indenture or agreements with respect to any other Indebtedness or any other reason;

                  (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after LNR receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to SECTION 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Recourse Indebtedness of LNR or any Subsidiary of LNR, or the acceleration of the final stated maturity of any such Recourse Indebtedness if the aggregate principal amount of such Recourse Indebtedness, together with the principal amount of any other such Recourse Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

                  (v) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against LNR or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable.

                  (vi) LNR or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case or proceeding;

            (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

            (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

            (d)   makes a general assignment for the benefit of its creditors;
                  or

            (e) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

                  (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a) is for relief against LNR or any Subsidiary of LNR in an involuntary case or proceeding,

            (b) appoints a Custodian of LNR or any Subsidiary of LNR for all or substantially all of its Properties, or

            (c)   orders the liquidation of LNR or any Subsidiary of LNR.

      and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

            The Events of Default described in clauses (iv), (v), (vi) and (vii) above with respect to a Subsidiary shall not apply if such Person was not a Subsidiary at the time such event or condition occurred unless, in the case of clause (iv) or (v) above, LNR or another Subsidiary thereof assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such Person.

SECTION 6.2.      ACCELERATION.

            (a) If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of SECTION 6.1) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to LNR and, if such notice is given by Holders, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 Business Days after receipt by LNR and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (vi) or (vii) of SECTION 6.1 occurs and is continuing with respect to LNR, then all unpaid Obligations on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if LNR has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (iv) of SECTION 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3.      OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4.      WAIVER OF PAST DEFAULTS.

            Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in clause (i) or
(ii) of SECTION 6.1 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
SECTION 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This SECTION 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.5.      CONTROL BY MAJORITY.

            Subject to SECTION 2.9, the Holders of the Notes may not enforce this Indenture or the Notes except as provided in this ARTICLE VI and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This SECTION 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.6.      LIMITATION ON SUITS.

            No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 25 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 25-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

            The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

            A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

SECTION 6.7.      RIGHT OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.      COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in clause (i) or (ii) of SECTION
6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against LNR, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.      TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to LNR or Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under SECTION 7.7. LNR's payment obligations under this SECTION 6.9 shall be secured in accordance with the provisions of SECTION 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

            If the Trustee collects any money pursuant to this ARTICLE VI it shall pay out such money, subject to the provisions of ARTICLE X, in the following order:

            First:  to the Trustee for amounts due under SECTION 7.7;

            Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

            Fourth:  the balance, if any, to LNR.

The Trustee, upon prior written notice to LNR, may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to SECTION 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

SECTION 6.12.     RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case LNR, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.

                                     TRUSTEE

SECTION 7.1.      DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants or obligations of the Trustee shall be implied in this Indenture.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this SECTION 7.1.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.2, 6.4 OR 6.5.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this SECTION 7.1 AND
SECTION 7.2.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with LNR. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            (g) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless (i) it is provided adequate funds to enable it to do so and (ii) it receives indemnity reasonably satisfactory to it against any loss, liability, fee or expense.

SECTION 7.2.      RIGHTS OF TRUSTEE.

            Subject to SECTION 7.1:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not and shall not be required to investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to SECTIONS 11.4 AND 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to LNR, to examine the books, records, and premises of LNR, personally or by agent or attorney and to consult with the officers and representatives of LNR, including LNR's accountants and attorneys.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (h) Delivery of reports, information and documents to the Trustee under SECTION 4.8 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including LNR's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with LNR, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with SECTIONS 7.10 AND 7.11.

SECTION 7.4.      TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for LNR's use of the proceeds from the Notes, and it shall not be responsible for any statement of LNR in this Indenture or any document entered into or issued in connection with the issuance and sale of the Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.5.      NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or premium, if any, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or a Default in compliance with ARTICLE V hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this
SECTION 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.6.      REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after December 31 of each year beginning with 2003, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

            A copy of each report at the time of its mailing to Holders shall be mailed to LNR and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

            LNR shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7.      COMPENSATION AND INDEMNITY.

            LNR shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by LNR and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. LNR shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances or expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

            LNR shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by any of them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify LNR promptly of any claim asserted against the Trustee for which it may seek indemnity, PROVIDED, HOWEVER, that failure to so notify LNR shall not release LNR of its obligations hereunder unless, and then only to the extent, such failure results in the forfeiture by LNR of substantial rights and defenses. At the Trustee's sole discretion, LNR shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, HOWEVER, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and LNR shall pay the reasonable fees and expenses of such counsel.

            To secure LNR's payment obligations in this SECTION 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.1(VI) OR (VII) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

            The provisions of this SECTION 7.7 shall survive the termination of this Indenture.

SECTION 7.8.      REPLACEMENT OF TRUSTEE.

            The Trustee may resign at any time by so notifying LNR in writing at least 30 days in advance of such resignation; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this SECTION 7.8. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with LNR's consent, by so notifying LNR and the Trustee. LNR may remove the Trustee if:

            (1) the Trustee fails to comply with SECTION 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, LNR shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by LNR.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to LNR. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in SECTION 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail notice of such successor Trustee's appointment to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, LNR or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with SECTION 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding any resignation or replacement of the Trustee pursuant to this SECTION 7.8, LNR's obligations under SECTION 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.      SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this ARTICLE VII.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of LNR are outstanding, if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to LNR, as obligor of the Notes.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST LNR.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to LNR, as obligor of the Notes.

                                  ARTICLE VIII.

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.      TERMINATION OF OBLIGATIONS.

            This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

            (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by LNR and thereafter repaid to LNR or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all

Notes not theretofore delivered to the Trustee for cancellation have become due and payable and LNR has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from LNR directing the Trustee to apply such funds to the payment thereof;

            (ii) LNR has paid all other sums payable under this Indenture by LNR; and

            (iii) LNR has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

            LNR may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("LEGAL DEFEASANCE"). As a result of such Legal Defeasance, LNR shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) LNR's obligations with respect to the Notes concerning issuing temporary Notes, registration, transfer and exchange of Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and LNR's obligations in connection therewith and (iv) the Legal Defeasance provisions of this SECTION 8.1. In addition, LNR may, at its option and at any time, elect to have the obligations of LNR released with respect to SECTIONS 4.10 THROUGH 4.18 AND ARTICLE V ("COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under SECTION 6.1 (except those events described in SECTION 6.1(I),(II) (but including matters relating to a Change of Control Offer),(VI) AND (VII)) will no longer constitute an Event of Default with respect to the Notes.

            In order to exercise Legal Defeasance or Covenant Defeasance:

            (1) LNR must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders U.S. Legal Tender, noncallable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants addressed to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated dates for payment thereof or on the applicable Redemption Date, as the case may be;

            (2) LNR shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee concluding that such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

            (3) in the case of Legal Defeasance, LNR shall have delivered to the Trustee an Opinion of Counsel confirming that (A) LNR has received from, or there has been published by, the Internal Revenue Service a ruling or
      (B) since the date of this

      Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (4) in the case of Covenant Defeasance, LNR shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (5) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (after giving effect to the deposit) or, in the case of Legal Defeasance, insofar as Events of Default under SECTION 6.1(VI) OR (VII) are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

            (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which LNR or any of its Subsidiaries is a party or by which LNR or any of its Subsidiaries is bound;

            (7) such deposit shall not result in LNR, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

            (8) the Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations so deposited;

            (9) LNR shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by LNR with the intent of preferring the Holders over any other creditors of LNR or with the intent of defeating, hindering, delaying or defrauding any other creditors of LNR or others;

            (10) LNR shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit (assuming that no Default or Event of Default shall have occurred and be continuing on such 91st day insofar as SECTIONS 6.1 (VI) OR (VII) are concerned), (A) the trust funds will not be subject to any rights of holders of Indebtedness of LNR other than the Notes and (B) the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (11) LNR shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance (including without limitation that no Default or Event of Default described in SECTION 6.1
      (VI) OR (VII) has occurred and is continuing at the end of the 91-day period referred to in the Opinion of Counsel referred to in clause (10) above), as the case may be, have been complied with.

SECTION 8.2.      APPLICATION OF TRUST MONEY.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to SECTION 8.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with LNR.

            LNR shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to SECTION 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.3.      REPAYMENT.

            Subject to SECTION 8.1, the Trustee and the Paying Agent shall promptly pay to LNR upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to LNR upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of LNR cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to LNR. After payment to LNR, Holders entitled to such money must look to LNR for payment as general creditors unless an applicable law designates another Person.

SECTION 8.4.      REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with SECTION 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, LNR's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with SECTION 8.1; PROVIDED, HOWEVER, that if LNR has made any payment of interest or premium on or principal of any Notes because of the reinstatement of their obligations, LNR shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.5.      ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

            After (i) the conditions of SECTION 8.1 have been satisfied, (ii) LNR has paid or caused to be paid all other sums payable hereunder by LNR and
(iii) LNR has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of LNR's obligations under this Indenture except for those surviving obligations specified in SECTION 8.1.

                                   ARTICLE IX.

                          MODIFICATION OF THE INDENTURE

SECTION 9.1.      WITHOUT CONSENT OF HOLDERS.

            Notwithstanding SECTION 9.2, LNR and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to comply with SECTION 5.1 of this Indenture;

            (c) to provide for uncertificated Notes in addition to certificated Notes;

            (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

            (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect.

            Notwithstanding the foregoing, the Trustee and LNR may not make any change that adversely affects the rights of any Holder in any material respect under this Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officer Certificate of LNR.

SECTION 9.2.      WITH CONSENT OF HOLDERS.

            All other modifications, waivers and amendments of this Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment or waiver may:

            (i) reduce the amount of Notes whose Holders must consent to an amendment;

            (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (iv) make any Notes payable in money other than that stated in the Notes;

            (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

            (vi) amend, change or modify in any material respect the obligation of LNR to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

            (vii) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders.

            After an amendment, supplement or waiver under this SECTION 9.2 becomes effective (as provided in SECTION 9.4), LNR shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of LNR to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3.      COMPLIANCE WITH TIA.

            Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; PROVIDED, HOWEVER, that this
SECTION 9.3 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

SECTION 9.4.      REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or LNR received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

            LNR may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

SECTION 9.5.      NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if LNR or the Trustee so determine, LNR in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.6.      TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall execute any amendment, supplement or, waiver authorized pursuant to this ARTICLE IX; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustees own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate, stating that no Default or Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this ARTICLE IX is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE X.

                                  SUBORDINATION

SECTION 10.1.     NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

            LNR covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this ARTICLE X; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by LNR shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness, including, without limitation, LNR's obligations under the Credit Agreement; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.2.     SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IS IN DEFAULT.

            (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unreimbursed drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of LNR or any Subsidiary of LNR or any obligor on the Notes or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for that issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "DEFAULT NOTICE"), then, unless and until all events of default with respect to that issue of Designated Senior Indebtedness have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for that issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "BLOCKAGE PERIOD"), neither LNR nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced with respect to all issues of Designated Senior Indebtedness within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by SECTION 10.2(A), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from LNR and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

            Nothing contained in this ARTICLE X shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to SECTION 6.2 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.3. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

            (a) Upon any payment or distribution of assets of LNR of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of LNR or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to LNR or its property, whether voluntary or involuntary, all Obligations upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of LNR of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by LNR or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

            (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of LNR, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of LNR of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this SECTION 10.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (d) The consolidation of LNR with, or the merger of LNR with or into, another corporation or the liquidation or dissolution of LNR following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in ARTICLE V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this SECTION 10.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume LNR's obligations hereunder in accordance with ARTICLE V hereof.

SECTION 10.4. HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

            Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of LNR applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of LNR or by or on behalf of the Holders by virtue of this ARTICLE X which otherwise would have been made to the Holders shall, as between LNR and the Holders of the Notes, be deemed to be a payment by LNR to or on account of the Senior Indebtedness, it being understood that the provisions of this ARTICLE X are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 10.5.     OBLIGATIONS OF LNR UNCONDITIONAL.

            Nothing contained in this ARTICLE X or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between LNR and the Holders, the obligation of LNR, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of LNR other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this ARTICLE X of the holders of Senior Indebtedness in respect of cash, property or securities of LNR received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of LNR referred to in this ARTICLE X, the Trustee, subject to the provisions of SECTIONS 7.1 AND 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of LNR, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE X. Nothing in this ARTICLE X shall apply to the claims of, or payments to, the Trustee under or pursuant to SECTION 7.7. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE X (although it is not obligated to make any such inquiry), the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this ARTICLE X, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.6. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

            LNR shall give prompt written notice to the Trustee of any fact known to LNR which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this ARTICLE X. Regardless of anything to the contrary contained in this ARTICLE X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from LNR, or from a holder of Senior Indebtedness or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

SECTION 10.7.     APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

            U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with SECTIONS 8.1 AND 8.2 shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this ARTICLE X. Otherwise, any deposit of assets or securities by or on behalf of LNR with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this ARTICLE X; PROVIDED, HOWEVER, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or premium, if any, or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in SECTION 10.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if LNR or any Subsidiary or Affiliate of LNR is acting as Paying Agent. Nothing contained in this SECTION
10.7 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this ARTICLE X.

SECTION 10.8.     NO WAIVER OF SUBORDINATION PROVISIONS.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of LNR or by any act or failure to act by any such holder, or by any non-compliance by LNR with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of SECTION 10.8(A), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this ARTICLE X or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against LNR and any other Person.

SECTION 10.9.     HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                  NOTES.

            Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this ARTICLE X, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of LNR tending towards liquidation or reorganization of the business and assets of LNR, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10.    RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

            The Trustee and any agent or Affiliate of the Trustee shall be entitled to all the rights set forth in this ARTICLE X with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent or Affiliate of any of its rights as such holder.

SECTION 10.11.    SUBORDINATION NOT TO PREVENT EVENTS OF DEFAULT.

            The failure to make a payment on account of principal of or premium, if any, or interest on the Notes by reason of any provision of this ARTICLE X will not be construed as preventing the occurrence of an Event of Default.

            Nothing contained in this ARTICLE X shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to ARTICLE VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this ARTICLE X of the holders, from time to time, of Senior Indebtedness.

SECTION 10.12.    NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR
                  INDEBTEDNESS.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this ARTICLE X, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Notes or LNR or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this SECTION 10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                                ARTICLE XI.

                               MISCELLANEOUS

SECTION 11.1.     TIA CONTROLS.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; PROVIDED, HOWEVER, that this SECTION
11.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

SECTION 11.2.     NOTICES.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to LNR:

                  1601 Washington Avenue, Suite 800
                  Miami Beach, Florida  33139
                  Telecopier Number:  (305) 229-6488
                  Attn:  Shelly Rubin, Chief Financial Officer

            if to the Trustee:

                  100 Wall Street, Suite 1600
                  New York, New York  10005
                  Telecopier Number:  (212) 509-3384
                  Attention:  Corporate Trust Administration

            Each of LNR and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to LNR or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar. Any notice or communication shall be mailed to any Person as described in TIA Section 313(C), to the extent required by the TIA.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.3.     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA Section 312(b) with otheR Holders with respect to their rights under this Indenture or the Notes. LNR, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

SECTION 11.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by LNR to the Trustee to take any action under this Indenture, LNR shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

SECTION 11.5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by SECTION 4.6, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.6.     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.7.     LEGAL HOLIDAYS.

            If any payment date is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.8.     GOVERNING LAW.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of LNR or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    NO PERSONAL LIABILITY.

            No director, officer, employee or stockholder of LNR, as such, shall have any liability for any obligations of LNR under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11.    SUCCESSORS.

            All agreements of LNR in this Indenture and the Notes shall bind their successors and permitted assigns. All agreements of the Trustee in this Indenture shall bind its successors and permitted assigns.

SECTION 11.12.    DUPLICATE ORIGINALS.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.    SEVERABILITY.

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                 SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    LNR PROPERTY CORPORATION

                                    By:    ____________________
                                    Name:  ____________________
                                    Title: ____________________



                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:    ____________________
                                    Name:  ____________________
                                    Title: ____________________


                       [Signature Page to Indenture]

                                                                       EXHIBIT A


                             [FORM OF SERIES A NOTE]

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (IV) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            THE FOREGOING LEGEND MAY BE REMOVED FROM THE SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                           CUSIP No.: __________


                          LNR PROPERTY CORPORATION

             7.25% SENIOR SUBORDINATED NOTE DUE 2013, SERIES A

Number _________                                                $______________

Interest Payment Dates:      April 15 and October 15, commencing April 15, 2004

Record Dates:              March 31 and September 30, commencing March 31, 2004

            LNR PROPERTY CORPORATION, a Delaware corporation ("LNR", which term includes any successor entities), for value received promises to pay to _____________________ or registered assigns the principal sum of
__________________ Dollars on October 15, 2013.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, LNR has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                    LNR PROPERTY CORPORATION

                                    By:   ___________________
                                          Name:
                                          Title:


Dated:

                          Certificate of Authentication

           This is one of the 7.25% Senior Subordinated Notes due 2013, Series A, referred to in the within-mentioned Indenture.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:    ____________________
                                    Name:  ____________________
                                    Title: ____________________

            Date of Authentication:  ____________________

                              (REVERSE OF SECURITY)

                7.25% Senior Subordinated Note due 2013, Series A


            Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of October 29, 2003 (the "INDENTURE"), and as amended from time to time, by and between LNR PROPERTY CORPORATION, a Delaware corporation ("LNR") and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

            (1) INTEREST. LNR promises to pay interest on the principal amount of this Note at the rate per annum above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2003. LNR will pay interest semi-annually in arrears on each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

            LNR shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes.

            (2) METHOD OF PAYMENT. LNR shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement) or a Change of Control Offer) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. LNR shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, LNR may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender or by wire transfer of immediately available funds. LNR may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            (3) PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. LNR may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            (4) INDENTURE. LNR issued the Notes under the Indenture. This Note is one of a duly authorized issue of Notes of LNR designated as its 7.25% Senior Subordinated Notes due 2013, Series A (the "INITIAL Notes"), limited to what may be issued under the Indenture pursuant to SECTIONS 2.2 and 4.12. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of LNR. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

            (5) REDEMPTION. The Notes are redeemable, at LNR's option, in whole or in part from time to time, at any time on or after October 15, 2008 upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            Year                                           Percentage
            ----                                           ----------
            2008.............................................103.625%
            2009.............................................102.417%
            2010.............................................101.208%
            2011 and thereafter...............................100.00%


            Notwithstanding the foregoing, at any time, or from time to time, on or prior to October 15, 2006, LNR may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings by LNR, up to 35% of the aggregate principal amount of the Notes issued and sold by LNR at a redemption price equal to 107.25% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, PROVIDED, that at least 65% of the aggregate principal amount of the Notes issued and sold by LNR remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, LNR shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            (6) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless LNR defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

            (7) CHANGE OF CONTROL OFFER. The Indenture provides that, upon the occurrence of a Change of Control, and subject to further limitations contained therein, LNR will make a Change of Control Offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

            (8)   REGISTRATION RIGHTS.

            Pursuant to the Registration Rights Agreement LNR will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for LNR's 7.25% Senior Subordinated Notes due 2013, Series B (the "UNRESTRICTED NOTES"), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            (9) DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption except for the unredeemed portion of any Note being redeemed in part.

            (10) PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

            (11) UNCLAIMED MONEY. If money for the payment of principal, premium, if any, or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to LNR. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            (12) DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If LNR at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, LNR will be discharged from certain provisions of the Indenture and the Notes (excluding certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

            (13) AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with SECTION
5.1 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

            (14) RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of LNR and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, and on the ability of LNR to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of LNR's and its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, LNR must annually report to the Trustee on compliance with such limitations.

            (15) SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness of LNR, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

            (16) SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

            (17) DEFAULTS AND REMEDIES. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason or a Default in compliance with
ARTICLE V of the Indenture) if it determines that withholding notice is in their interest.

            (18) TRUSTEE DEALINGS WITH LNR. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with LNR, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            (19) NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee or stockholder, as such, of LNR shall have any liability for any obligations of LNR under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (20) AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            (21) GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, including
Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Note.

            (22) ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (23) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, LNR has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            LNR will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which includes the text of this Note. Requests may be made to: LNR Property Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, FL 33139.

                              ASSIGNMENT FORM


           If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

            I or we assign and transfer this Note to:
            ____________________________________________
            ____________________________________________
            ____________________________________________
              (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________, agent to transfer this Note on the books of LNR. The agent may substitute another to act for him.

Dated:  ______________

                                    Signed:  _______________________
                                    (Sign exactly as your name appears
                                    on the other side of this Note)

Signature Guarantee:  ________________________

           Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

           In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither LNR nor any affiliate of LNR has held any beneficial interest in such Note, or portion thereof, or any predecessor security at any time on or prior to the second anniversary of the Issue Date), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1) ___     to LNR or a Subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___ pursuant to an effective registration statement under the Securities Act; or

(7) ___ pursuant to another available exemption from the registration requirements of the Securities Act.

            and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of LNR as defined in Rule 144 under the Securities Act (an "Affiliate"):

                   / /   The transferee is an Affiliate of LNR.

            Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3), (4), (5) or (7) is checked, LNR or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or LNR have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

           If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in SECTION 2.17 of the Indenture shall have been satisfied.

Dated:  ___________________         Signed:  ________________________
                                    (Sign exactly as your name appears
                                    on the other side of this Note)

Signature Guarantee:  ___________________________


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the

Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding LNR as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________________   ____________________________________________

                                    NOTICE:     To be executed by
                                                an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


            If you want to elect to have this Note purchased by LNR pursuant to
SECTION 4.14 of the Indenture, check the box below:

            / /

            If you want to elect to have only part of this Note purchased by LNR pursuant to SECTION 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________



Dated: _________________      __________________________________________________

                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:  ________________________

                                                                       EXHIBIT B

                          CUSIP No.: __________________

                            LNR PROPERTY CORPORATION

                7.25% SENIOR SUBORDINATED NOTE DUE 2013, SERIES B

Number _________                                                 $______________
Interest Payment Dates:       April 15 and October 15, commencing April 15, 2004
Record Dates:               March 31 and September 30, commencing March 31, 2004

      LNR PROPERTY CORPORATION, a Delaware corporation ("LNR", which term includes any successor entities), for value received promises to pay to _________________ or registered assigns the principal sum of __________________ Dollars on October 15, 2013.

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, LNR has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                         LNR PROPERTY CORPORATION

                                         By:  __________________________________
                                              Name:
                                              Title:


Dated:

                          Certificate of Authentication

      This is one of the 7.25% Senior Subordinated Notes due 2013, Series B, referred to in the within-mentioned Indenture.

                                         U.S. BANK TRUST NATIONAL
                                         ASSOCIATION, as Trustee

                                         By:  __________________________________
                                         Name:  ________________________________
                                         Title:  _______________________________

Date of Authentication:  ____________________

                              (REVERSE OF SECURITY)

                7.25% Senior Subordinated Note due 2013, Series B

      Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of October 29, 2003 (the "INDENTURE"), and as amended from time to time, by and between LNR PROPERTY CORPORATION, a Delaware corporation ("LNR") and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

      (1) INTEREST. LNR promises to pay interest on the principal amount of this Note at the rate per annum above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2003. LNR will pay interest semi-annually in arrears on each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

      LNR shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes.

      (2) METHOD OF PAYMENT. LNR shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to a Change of Control Offer) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. LNR shall pay principal and premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, LNR may pay principal and premium, if any, and interest by check payable in such U.S. Legal Tender. LNR may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

      (3) PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. LNR may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

      (4) INDENTURE. LNR issued the Notes under the Indenture. This Note is one of a duly authorized issue of Notes of LNR designated as its 7.25% Senior Subordinated Notes due 2013, Series B (the "UNRESTRICTED NOTES"), limited to what may be issued under the Indenture pursuant to SECTIONS 2.2 and 4.12. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of LNR. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

      (5) REDEMPTION. The Notes are redeemable, at LNR's option, in whole or in part from time to time, at any time on or after October 15, 2008 upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      Year                                                    Percentage
      ----                                                    ----------
      2008.................................................    103.625%
      2009.................................................    102.417%
      2010.................................................    101.208%
      2011 and thereafter..................................    100.000%

      Notwithstanding the foregoing, at any time, or from time to time, on or prior to October 15, 2006, LNR may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings by LNR, up to 35% of the aggregate principal amount of the Notes issued and sold by LNR at a redemption price equal to 107.25% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, PROVIDED, that at least 65% of the aggregate principal amount of the Notes issued and sold by LNR remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, LNR shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

      (6) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

      Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless LNR defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

      (7) CHANGE OF CONTROL OFFER. The Indenture provide that, upon the occurrence of a Change of Control, and subject to further limitations contained therein, LNR will make a Change of Control Offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

      (8) DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith required by law or as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

      (9) PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

      (10) UNCLAIMED MONEY. If money for the payment of principal, premium, if any, or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to LNR. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

      (11) DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If LNR at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and premium, if any, and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, LNR will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

      (12) AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with SECTION
5.1 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

      (13) RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of LNR and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, and on the ability of LNR to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of LNR's and its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to the Indenture, LNR must annually report to the Trustee on compliance with such limitations.

      (14) SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash

Equivalents of all Obligations on Senior Indebtedness of LNR, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

      (15) SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

      (16) DEFAULTS AND REMEDIES. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason or a Default in compliance with
ARTICLE V of the Indenture) if it determines that withholding notice is in their interest.

      (17) TRUSTEE DEALINGS WITH LNR. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with LNR, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

      (18) NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee or stockholder, as such, of LNR shall have any liability for any obligations of LNR under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      (19) AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

      (20) GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, including
Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction. Each of the parties hereto and the Holders agree to submit to the jurisdiction of the courts of the County of New York, State of New York or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Note.

      (21) ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      (22) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, LNR has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

      LNR will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which includes the text of this Note. Requests may be made to: LNR Property Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, FL 33139.

                                 ASSIGNMENT FORM

      If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

      I or we assign and transfer this Note to:

      _________________________________________________
      _________________________________________________
      _________________________________________________
      (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________, agent to transfer this Note on the books of LNR. The agent may substitute another to act for him.

Dated:  ____________                         Signed:  ______________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee:  ______________________

      Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

      If you want to elect to have this Note purchased by LNR pursuant to
SECTION 4.14 of the Indenture, check the box below:

            [ ]

      If you want to elect to have only part of this Note purchased by LNR pursuant to SECTION 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________



Dated:_________________         ________________________________________________

                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:  __________________

                                                                       EXHIBIT C

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO LNR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. REPRESENTATIVE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                     [Date]

__________________
__________________
New York, New York

Ladies and Gentlemen:

            In connection with our proposed purchase of 7.25% Senior Subordinated Notes due 2013 (the "Notes") of LNR PROPERTY CORPORATION ("LNR"), we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all applicable State securities laws.

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to LNR or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee),
      (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee, LNR such certification, legal opinions and other information as the Trustee and LNR may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            6. We have received a copy of LNR's Offering Memorandum dated October 15, 2003, and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of LNR and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

            You, LNR, the Trustee, the Initial Purchasers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By:   __________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


__________________
__________________
New York, New York

            Re:   LNR PROPERTY CORPORATION ("LNR")
                  7.25% Senior Subordinated Notes due 2013 (the "NOTES")

            Ladies and Gentlemen:

            In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You, LNR and counsel for LNR are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferee]

                                         By: ___________________________________
                                             Name:
                                             Title:


                                      E-2